EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1997, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645, 33-64041 and 333-13393), Forms S-8 and S-3 (Nos.
2-93087  and  33-22475)  and Form S-3 (Nos.  33-53729,  33-65118,  33-64051  and
333-34841).





                                         \S\ Ryder Scott Company
                                             Petroleum Engineers

                                             RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS



Houston, Texas
March 16, 1998